UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2013

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2013, the Board of Directors of Insperity, Inc. (the "Company") further amended and restated the Company's Amended and Restated Bylaws (as so amended, the "Bylaws") to implement a majority voting standard for the election of directors in uncontested elections and to require that director nominees must deliver, among other things, a signed representation and agreement that, subject to certain stated exceptions, such nominee has not received any compensation, reimbursement or indemnification from any person or entity other than the Company in connection with the proposed nominee's candidacy or service as a director of the Company.

In addition, the Board of Directors amended the Company's Corporate Governance Guidelines to implement director resignation procedures.

The above summary is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference.

The Company's Corporate Governance Guidelines, as amended to implement director resignation procedures, are available on the Investor Relations section of the Company's website, www.insperity.com. Except to the extent explicitly stated herein, documents and information on the Company's website are not incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3.1    Amended and Restated Bylaws of Insperity, Inc. dated August 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary

Date: August 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Insperity, Inc. dated August 20, 2013.

4